                                                                    EXHIBIT 4.14

================================================================================

                               D.R. HORTON, INC.,

                          THE GUARANTORS PARTY HERETO,

                                       AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                       as
                                     Trustee



                                   -----------

                          FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of February 21, 2002

                                   -----------



                           Supplementing the Indenture
                         Dated as of September 11, 2000
                               with respect to the
                    9 3/4% Senior Subordinated Notes Due 2010
                    9 3/8% Senior Subordinated Notes Due 2011


================================================================================

         THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of February 21, 2002, to the Indenture, dated as of September 11, 2000 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as the Indenture provides;

         WHEREAS, pursuant to the First Supplemental Indenture dated as of September 11, 2000 (the "First Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 9 3/4% Senior Subordinated Notes due 2010 in the aggregate principal amount of up to $200,000,000 (the "9 3/4% Notes");

         WHEREAS, pursuant to the Second Supplemental Indenture dated as of March 12, 2001 (the "Second Supplemental Indenture"), among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 9 3/8% Senior Subordinated Notes due 2011 in the aggregate principal amount of up to $200,000,000 (the "9 3/8% Notes" and, together with the 9 3/4% Notes, the "Notes");

         WHEREAS, pursuant to the Third Supplemental Indenture dated as of May 21, 2001 (the "Third Supplemental Indenture"), among the Company, the guarantors party thereto (the "Existing Guarantors") and the Trustee, the Company caused certain Restricted Subsidiaries to guarantee the Notes for all purposes under the Indenture;

         WHEREAS, on February 21, 2002, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of October 22, 2001, as amended, by and between the Company and Schuler Homes, Inc., a Delaware corporation ("Schuler"), Schuler was duly merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

         WHEREAS, pursuant to Section 4.05 of the Indenture, any Restricted Subsidiary that the Company organizes, acquires or otherwise invests in, or any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary, is required to guarantee the Notes for all purposes under the Indenture;

         WHEREAS, as a result of the Merger and pursuant to Section 4.05 of the Indenture, the Company desires to cause each of the former subsidiaries of Schuler who are deemed to be Restricted Subsidiaries (the "Additional Guarantors") to be bound by those terms applicable to a Guarantor under the Indenture, and cause such Additional Guarantors to execute and deliver a supplemental indenture pursuant to which such Additional Guarantors shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture; and

         WHEREAS, the execution of this Fourth Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Boards of Directors or other governing bodies of the Additional Guarantors and all things necessary to make this Fourth Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and the Additional Guarantors according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                              ADDITIONAL GUARANTORS

         1.1. In accordance with Section 4.05 of the Indenture, the following Additional Guarantors hereby unconditionally guarantee all of the Company's obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Indenture, including without limitation, Article Nine thereof:

         Name                                          Jurisdiction of Organization
         ----                                          ----------------------------
Allegra, LLC                                           California
AP LHI, Inc.                                           California
AP Western GP Corporation                              Delaware
AP WP Operating Corporation                            Delaware
AP WP Partners, L.P.                                   Delaware
APLAM, LLC                                             California
D.R. Horton-Schuler Homes, LLC                         Delaware
HPH Homebuilders 2000 L.P.                             California
HPH Homebuilders LP 1995                               California
HPH Homebuilders LP 1996                               California
LAMCO Housing, Inc.                                    California
Livermore Homebuilders LP                              California
Melody Homes, Inc.                                     Delaware
Melody Mortgage Co.                                    Colorado
Oakley-Avalon LP                                       California
Porter GP LLC                                          Delaware
Schuler Homes of Arizona LLC                           Delaware
Schuler Homes of California, Inc.                      California
Schuler Homes of Oregon, Inc.                          Oregon
Schuler Homes of Washington, Inc.                      Washington

Schuler Mortgage, Inc.                                 Delaware
Schuler Realty/Maui, Inc.                              Hawaii
Schuler Realty/Oahu, Inc.                              Hawaii
SHA Construction LLC                                   Delaware
SHLR of California, Inc.                               California
SHLR of Colorado, Inc.                                 Colorado
SHLR of Nevada, Inc.                                   Nevada
SHLR of Utah, Inc.                                     Utah
SHLR of Washington, Inc.                               Washington
SRHI LLC                                               Delaware
SSHI LLC                                               Delaware
Vertical Construction Corporation                      Delaware
Western Pacific Funding, Inc.                          California
Western Pacific Housing Co.                            California
Western Pacific Housing Management, Inc.               California
(formerly Western Pacific Housing, Inc.,
  a California corporation)
Western Pacific Housing, Inc.                          Delaware
(formerly Schuler Holdco, Inc.,
 a Delaware corporation)
Western Pacific Housing-Antigua, LLC                   Delaware
Western Pacific Housing-Aviara, L.P.                   California
Western Pacific Housing-Boardwalk, LLC                 Delaware
Western Pacific Housing-Broadway, LLC                  Delaware
Western Pacific Housing-Canyon Park, LLC               Delaware
Western Pacific Housing-Carmel, LLC                    Delaware
Western Pacific Housing-Carrillo, LLC                  Delaware
Western Pacific Housing-Communications                 Delaware
   Hill, LLC
Western Pacific Housing-Copper Canyon, LLC             Delaware
Western Pacific Housing-Coto Venture, L.P.             California
Western Pacific Housing-Creekside, LLC                 Delaware
Western Pacific Housing-Culver City, L.P.              California
Western Pacific Housing-Del Valle, LLC                 Delaware
Western Pacific Housing-Lomas Verdes, LLC              Delaware
Western Pacific Housing-Lost Hills Park, LLC           Delaware
Western Pacific Housing-Lyons Canyon                   Delaware
   Partners, LLC
Western Pacific Housing-McGonigle Canyon, LLC          Delaware
Western Pacific Housing-Mountaingate, L.P.             California
Western Pacific Housing-Norco Estates, LLC             Delaware
Western Pacific Housing-Oso, L.P.                      California
Western Pacific Housing-Pacific Park II, LLC           Delaware
Western Pacific Housing-Park Avenue East, LLC          Delaware
Western Pacific Housing-Park Avenue West, LLC          Delaware

Western Pacific Housing-Playa Vista, LLC               Delaware
Western Pacific Housing-Pointsettia, L.P.              California
Western Pacific Housing-River Ridge, LLC               Delaware
Western Pacific Housing-Robinhood Ridge, LLC           Delaware
Western Pacific Housing-Santa Fe, LLC                  Delaware
Western Pacific Housing-Scripps II, LLC                Delaware
Western Pacific Housing-Scripps, L.P.                  California
Western Pacific Housing-Sea Cove, L.P.                 California
Western Pacific Housing-Studio 528, LLC                Delaware
Western Pacific Housing-Terra Bay Duets, LLC           Delaware
Western Pacific Housing-Torrance, LLC                  Delaware
Western Pacific Housing-Torrey Commercial, LLC         Delaware
Western Pacific Housing-Torrey Meadows, LLC            Delaware
Western Pacific Housing-Torrey Multi-Family, LLC       Delaware
Western Pacific Housing-Torrey Village Center, LLC     Delaware
Western Pacific Housing-Vineyard Terrace, LLC          Delaware
Western Pacific Housing-Westlake II, L.P.              California
Western Pacific Housing-Windemere, LLC                 Delaware
Western Pacific Housing-Windflower, L.P.               California
WPH-Camino Ruiz, LLC                                   Delaware
WPH-HPH, LLC                                           Delaware



         1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

         1.3 In accordance with Section 5.01 of the Indenture, the Company, as the surviving entity in the Merger, assumes all of the obligations of the Company under the Notes and the Indenture.

         1.4. Each series of Securities under the Indenture shall rank pari passu, on at least an equal and ratable basis, with the securities issued under the Indenture, dated as of June 28, 2001, related to the 10 1/2% Senior Subordinated Notes due 2011, by and among the Company, the guarantors named therein and U.S. Bank, N.A., as trustee.

                                   ARTICLE II.

                                  MISCELLANEOUS

         2.1. This Fourth Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Fourth Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         2.2 The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         2.3 In the event that any provision in this Fourth Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

         2.5 Any capitalized term used in this Fourth Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         2.6 All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors and assigns.

         2.7 The laws of the State of New York shall govern this Fourth Supplemental Indenture, the Notes and the Guarantees.

         2.8 Except as amended by this Fourth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         2.9 This Fourth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fourth Supplemental Indenture.

         2.10 All liability described in paragraph 12 of the 9 3/4% Notes or paragraph 13 of the 9 3/8% Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

         2.11 The Trustee accepts the modifications of the trust effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture and the Trustee makes no representation with respect thereto.


            [SIGNATURES INTENTIONALLY APPEAR ON NEXT PAGE FOLLOWING]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                     D.R. HORTON, INC.

                                     By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                        Samuel R. Fuller
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer


                                     EXISTING GUARANTORS:

                                     C. Richard Dobson Builders, Inc.
                                     CHI Construction Company
                                     CHTEX of Texas, Inc.
                                     Continental Homes, Inc.
                                     Continental Homes of Florida, Inc.
                                     Continental Residential, Inc.
                                     D.R. Horton, Inc. - Birmingham
                                     D.R. Horton, Inc. - Chicago
                                     D.R. Horton, Inc. - Denver
                                     D.R. Horton, Inc. - Dietz-Crane
                                     D.R. Horton, Inc. - Greensboro
                                     D.R. Horton, Inc. - Jacksonville
                                     D.R. Horton, Inc. - Louisville
                                     D.R. Horton Los Angeles Holding Company,
                                      Inc.
                                     D.R. Horton, Inc. - Minnesota
                                     D.R. Horton, Inc. - New Jersey
                                     D.R. Horton, Inc. - Portland
                                     D.R. Horton, Inc. - Sacramento
                                     D.R. Horton San Diego Holding Company, Inc.
                                     D.R. Horton, Inc. - Torrey
                                     DRH Cambridge Homes, Inc.
                                     DRH Construction, Inc.
                                     DRH Regrem II, Inc.
                                     DRH Regrem III, Inc.
                                     DRH Regrem IV, Inc.
                                     DRH Regrem V, Inc.
                                     DRH Southwest Construction, Inc.
                                     DRH Title Company of Colorado, Inc.
                                     DRH Tucson Construction, Inc.
                                     DRHI, Inc.
                                     KDB Homes, Inc.
                                     Meadows I, Ltd.
                                     Meadows VIII, Ltd.

                                     Meadows IX, Inc.
                                     Meadows X, Inc.


                                     By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                        Samuel R. Fuller
                                        Treasurer

                                     DRH Regrem VIII, LLC
                                     DRH Cambridge Homes, LLC

                                            By: D.R. Horton, Inc. - Chicago,
                                                a member

                                            By: /s/ SAMUEL R. FULLER
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer


                                     D.R. Horton - Emerald, Ltd.
                                     D.R. Horton Management Company, Ltd.
                                     D.R. Horton-Texas, Ltd.
                                     DRH Regrem VII, LP

                                            By: Meadows I, Ltd., the general
                                                partner

                                            By: /s/ SAMUEL R. FULLER
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                     SGS Communities At Grande Quay, LLC

                                            By: Meadows IX, Inc., a member


                                            By: /s/ SAMUEL R. FULLER
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                                      and

                                            By:  Meadows X, Inc., a member


                                            By: /s/ SAMUEL R. FULLER
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                     Continental Homes of Texas, L.P.

                                            By: CHTEX of Texas, Inc., the
                                                general partner


                                            By: /s/ SAMUEL R. FULLER
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                     Meadows II, Ltd.
                                     CH Investments of Texas, Inc.



                                     By: /s/ WILLIAM PECK
                                        ----------------------------------------
                                        William Peck
                                        President

                                 ADDITIONAL GUARANTORS:

                                 Allegra, LLC
                                 AP LHI, Inc.
                                 AP Western GP Corporation
                                 AP WP Operating Corporation
                                 AP WP Partners, L.P.
                                 APLAM, LLC
                                 HPH Homebuilders 2000 L.P.
                                 HPH Homebuilders LP 1995
                                 HPH Homebuilders LP 1996
                                 LAMCO Housing, Inc.
                                 Livermore Homebuilders LP
                                 Melody Homes, Inc.
                                 Melody Mortgage Co.
                                 Oakley-Avalon LP
                                 Porter GP LLC
                                 Schuler Homes of Arizona LLC
                                 Schuler Homes of California, Inc.
                                 Schuler Homes of Oregon, Inc.
                                 Schuler Homes of Washington, Inc.
                                 Schuler Mortgage, Inc.
                                 Schuler Realty/Maui, Inc.
                                 Schuler Realty/Oahu, Inc.
                                 SHA Construction LLC
                                 SHLR of California, Inc.
                                 SHLR of Colorado, Inc.
                                 SHLR of Nevada, Inc.
                                 SHLR of Utah, Inc.
                                 SHLR of Washington, Inc.
                                 SRHI LLC
                                 SSHI LLC
                                 Vertical Construction Corporation
                                 Western Pacific Funding, Inc.
                                 Western Pacific Housing Co.
                                 Western Pacific Housing Management, Inc.,
                                 (formerly Western Pacific Housing, Inc., a
                                  California corporation)
                                 Western Pacific Housing, Inc. (formerly Schuler
                                    Holdco, Inc., a Delaware corporation)
                                 Western Pacific Housing-Antigua, LLC
                                 Western Pacific Housing-Aviara, L.P.
                                 Western Pacific Housing-Boardwalk, LLC
                                 Western Pacific Housing-Broadway, LLC
                                 Western Pacific Housing-Canyon Park, LLC
                                 Western Pacific Housing-Carmel, LLC

                                 Western Pacific Housing-Carrillo, LLC
                                 Western Pacific Housing-Communications Hill,
                                    LLC
                                 Western Pacific Housing-Copper Canyon, LLC
                                 Western Pacific Housing-Coto Venture, L.P.
                                 Western Pacific Housing-Creekside, LLC
                                 Western Pacific Housing-Culver City, L.P.
                                 Western Pacific Housing-Del Valle, LLC
                                 Western Pacific Housing-Lomas Verdes, LLC
                                 Western Pacific Housing-Lost Hills Park, LLC
                                 Western Pacific Housing-Lyons Canyon Partners,
                                    LLC
                                 Western Pacific Housing-McGonigle Canyon, LLC Western Pacific Housing-Mountaingate, L.P. Western Pacific Housing-Norco Estates, LLC Western Pacific Housing-Oso, L.P.
                                 Western Pacific Housing-Pacific Park II, LLC
                                 Western Pacific Housing-Park Avenue East, LLC Western Pacific Housing-Park Avenue West, LLC Western Pacific Housing-Playa Vista, LLC Western Pacific Housing-Pointsettia, L.P. Western Pacific Housing-River Ridge, LLC Western Pacific Housing-Robinhood Ridge, LLC Western Pacific Housing-Santa Fe, LLC
                                 Western Pacific Housing-Scripps II, LLC
                                 Western Pacific Housing-Scripps, L.P.
                                 Western Pacific Housing-Sea Cove, L.P.
                                 Western Pacific Housing-Studio 528, LLC
                                 Western Pacific Housing-Terra Bay Duets, LLC
                                 Western Pacific Housing-Torrance, LLC
                                 Western Pacific Housing-Torrey Commercial, LLC Western Pacific Housing-Torrey Meadows, LLC Western Pacific Housing-Torrey Multi-Family,
                                    LLC
                                 Western Pacific Housing-Torrey Village Center,
                                    LLC
                                 Western Pacific Housing-Vineyard Terrace,
                                 LLC Western Pacific Housing-Westlake II, L.P.

                                 Western Pacific Housing-Windemere, LLC
                                 Western Pacific Housing-Windflower, L.P.
                                 WPH-Camino Ruiz, LLC
                                 WPH-HPH, LLC


                                 By: /s/ THOMAS CONNELLY
                                    --------------------------------------------
                                     Thomas Connelly, Chief Financial Officer
                                     and Secretary of each corporate guarantor,
                                     of each managing member or sole manager of
                                     each limited liability company guarantor,
                                     and of each general partner of each limited
                                     partnership guarantor


                                 D.R. Horton-Schuler Homes, LLC

                                          By: Vertical Construction
                                              Corporation, its manager



                                          By: /s/ THOMAS CONNELLY
                                             -----------------------------------
                                               Thomas Connelly
                                               Chief Financial Officer
                                               and Secretary

                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY, as Trustee

                                          By: /s/ HERBERT J. LEMMER
                                             -----------------------------------
                                          Name:  Herbert J. Lemmer
                                               ---------------------------------
                                          Title: Vice President
                                                --------------------------------